UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 16, 2014

Strongbow Resources Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-52645	20-4119257
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 N. Rainbow Blvd., Suite 250, Las Vegas, Nevada  89107
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 403.241.8912

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On October 16, 2014, we entered into a debt settlement agreement with Professional Trading S.A. (the “Creditor”) and Stockbridge Resources Corp. (“Stockbridge”), whereby we agreed to settle a total of CAD$555,000 (the “Loan”) which was loaned by Stockbridge to our company as evidenced by the following promissory notes:

(i)	a promissory note issued by us in favor of Stockbridge in the principal amount of CAD $400,000 on June 1, 2012; and

(ii)	a promissory note issued by us in favor of Stockbridge in the principal amount of $155,000 on July 16, 2012.

(the “Promissory Notes”)

in consideration for the payment of CAD$200,000 and the issuance of 538,461 shares of common stock of our company at a price of $0.65 per Share to the Creditor.

On September 9, 2014, Stockbridge entered into an assignment agreement with the Creditor whereby Stockbridge assigned all of its right, title and interest in and to the Loan and the Promissory Notes to the Creditor.

Item 3.02 Unregistered Sales of Equity Securities.

On October 20, 2014, we issued 538,461 shares of common stock of our company to the Creditor.  We issued the shares to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

10.1           Debt Settlement Agreement dated October 16, 2014, amongst the Company, Professional Trading S.A. and Stockbridge Resources Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGBOW RESOURCES INC.

Date: October 20, 2014	By:	/s/ Michael Caetano
Michael Caetano
Chief Executive Officer